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For Immediate Release
Media Contact:  Lisa Staubs 703.312.9713 or lstaubs@fbr.com
Investor Contact:  Kurt Harrington 703.312.9647 or kharrington@fbr.com


               Friedman, Billings, Ramsey Group To Report Results

                 Investors Able to Access Conference Call on Web
                            On Thursday, May 2, 2002

ARLINGTON,  Va., April 23, 2002 - Friedman,  Billings, Ramsey Group, Inc. (NYSE:
FBR) today announced that it would release its first quarter 2002 results after the market closes on May 1 and prior to the market opening on May 2, 2002.

Investors wishing to listen to the company's 9 a.m. (Eastern Time) conference call may do so via the web at:

http://web.servicebureau.net/conf/meta?i=1112314581&c=2343&m=was&u=/w_ccbn.
xsl&date_ticker=5_2_2002_FBR
Replays of the webcast will be available afterward.

     Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a financial holding company for businesses that provide investment banking, institutional brokerage, specialized asset management, and banking products and services. FBR provides capital and financial expertise throughout a company's lifecycle and affords investors access to a range of proprietary financial products and services. Headquartered in the Washington metropolitan area, FBR has offices in Arlington, Va. and Bethesda, Md.; Atlanta; Boston; Charlotte; Cleveland; Dallas; Denver; Irvine, Ca.; New York City; Portland; Seattle; London; and Vienna. Bank products and services are offered by FBR National Bank & Trust, member FDIC and an Equal Housing Lender. For more information, see www.fbr.com.

                                      # # #

         Statements made during the conference call concerning future performance, developments, negotiations or events, expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to competition among venture capital firms and the high degree of risk associated with venture capital investments, the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.